UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

BroadSoft, Inc.

(Name of Registrant as Specified in its Charter)

Cisco Systems, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Filed by Cisco Systems, Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: BroadSoft, Inc.

Commission File No.: 001-34777

The following is a blog post authored by Rob Salvagno, Vice President of Cisco’s Corporate Development.

Cisco Announces Intent to Acquire BroadSoft

By Rob Salvagno

Cisco is committed to delivering the next generation of collaboration experiences to all workers across every room, desk, pocket and application. These experiences include meetings, as well as messaging, calling capabilities and contact center touchpoints. As our customers continue to transition to the cloud, they are demanding deployment flexibility across all of these experiences. This requires collaboration solutions across all workloads on premises and in the cloud.

That’s why today we announced a definitive agreement to acquire BroadSoft.

We chose BroadSoft as it provides a portfolio of cloud collaboration platforms and business applications, which strengthen our cloud investments and ability to deliver collaboration solutions to our global telecom provider customers. Following the close of the acquisition, Cisco and BroadSoft will provide a comprehensive SaaS portfolio of cloud based unified communications, collaboration, and contact center software solutions and services for customers of all sizes.

Collaboration is the first step to business digitization and BroadSoft has partnerships with over 450 telecom carriers in 80 countries—including 25 of the top 30 globally—to 19+ million BroadSoft business subscribers. BroadSoft’s portfolio is complementary to our existing on premises and enterprise-centric Hosted Collaboration Solutions (HCS), as well as Cisco’s overall cloud investment strategy.

Together, we are committed to redefining the future of work and collaboration to help businesses perform in ways never before imagined, with the flexibility to deploy them on-premises or in the cloud and to better meet the calling and contact center needs of our SMB and mid-market customers.

We also recently announced that Cisco reached its 200th acquisition. With the acquisition of BroadSoft, we’re continuing our strategy of strengthening our position in the collaboration market, while continuing to evolve our business model for the future.

We are excited and look forward to welcoming the BroadSoft team to our Unified Communications Technology Group led by Tom Puorro vice president and general manager in the Applications Group. We expect the acquisition to be completed in Cisco’s first quarter of calendar year 2018.

***

Forward-Looking Statements

This blog contains forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements regarding integration plans and the expected benefits to Cisco, BroadSoft, and their respective customers from completing the acquisition are forward-looking statements. Risks, uncertainties and assumptions include those described in the joint press release announcing our proposed acquisition of BroadSoft and in Cisco’s SEC reports (including but not limited to its most recent report on Form 10-K filed with the SEC on September 7, 2017). These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations website at http://investor.cisco.com. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Cisco’s results could differ materially from its expectations in these statements. Cisco undertakes no obligation to revise or update any forward-looking statement for any reason.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, BroadSoft will file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. The proxy statement will be mailed to the stockholders of BroadSoft. BroadSoft’s stockholders are urged to read the proxy statement (including all amendments and supplements) and other relevant materials when they become available because they will contain important information. Investors may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by BroadSoft by going to BroadSoft’s Investor Relations page on its corporate website at http://investors.broadsoft.com or by contacting BroadSoft Investor Relations at (561) 404-2130.

BroadSoft and its officers and directors and other members of management and employees may be deemed to be participants in the solicitation of proxies from BroadSoft’s stockholders with respect to the acquisition. Information about BroadSoft’s executive officers and directors is set forth in the proxy statement for the BroadSoft 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 17, 2017. Investors may obtain more detailed information regarding the direct and indirect interests of BroadSoft and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.

In addition, Cisco and its officers and directors may be deemed to have participated in the solicitation of proxies from BroadSoft’s stockholders in favor of the approval of the transaction. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on October 24, 2016, annual report on Form 10-K filed with the SEC on September 7, 2017, Form 8-K filed with the SEC on September 18, 2017, and Form 8-K filed with the SEC on March 13, 2017. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations website at http://investor.cisco.com.